QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.5

TAX GUIDELINES
GUIDELINES FOR CERTIFICATION OF
TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of:
1.	An individual's account		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or disregarded entity owned by an individual		The owner(3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i((A))		The grantor*
For this type of account:			Give the EMPLOYER IDENTIFICATION number of:
7.	Disregarded entity not owned by an individual		The owner(3)
8.	A valid trust, estate, or pension trust account		The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)
9.	Corporate account or an account of an LLC electing corporate status on Form 8832		The corporation
10.	Association, club, religious, charitable, educational or other tax-exempt organization account		The organization
11.	Partnership or multi-member LLC account		The partnership
12.	A broker or registered nominee		The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity
14.	Grantor trust filing under the Form 2041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))		The trust

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
If the owner is an individual, you must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one). However, the IRS prefers that you use your social security number. If the owner is other than an individual, enter the name and employee identification number shown on the income tax return on which the income will be reported.

(4)
List first and circle the name of the legal trust, estate, or pension trust.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note:
If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

        To apply for a Social Security Number, obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. If you are an individual who is not a U.S. citizen or permanent resident and is not eligible to receive a Social Security Number, you can apply for an individual taxpayer identification on Form W-7. You can apply for an EIN online by accessing the IRS website at www.irs.gov. Use Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Form SS-4 or Form W-7 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS web site at www.irs.gov.

        If you do not have a TIN, write "Applied For" in Part 1, check the "TIN Applied For" box in Part 2, sign and date the form in the two spaces indicated, and return it to the payer. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the payer. If the payer does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

        Note: Writing "Applied For" on the form means that you have already applied for a TIN or that you intend to apply for one soon. As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and return it to the payer.

Payees Exempt from Backup Withholding

Payees specifically exempt from backup withholding on payments and broker transactions include the following:

  •
  An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), any individual retirement account, or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

  •
  The United States or any agency or instrumentality thereof.

  •
  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions, agencies or instrumentalities.

  •
  A foreign government or any of its political subdivisions, agencies or instrumentalities thereof.

Payees that are exempt from backup withholding on interest include the following:

  •
  A corporation.

  •
  A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under Section 584(a) of the Code.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A financial institution.

  •
  A middleman known in the investment community as a nominee or custodian.

  •
  A trust exempt from tax under Section 664 of the Code or described in Section 4947 of the Code.

Payees that are exempt from backup withholding on broker transactions include the following:

  •
  A C corporation.

  •
  A financial institution.

  •
  A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A real estate investment trust.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A common trust fund operated by a bank under Section 584(a) of the Code.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER AN APPLICABLE COMPLETED INTERNAL REVENUE SERVICE FORM W-8.

        Exemption from FATCA reporting.    The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank.

        Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

        A—An organization exempt from tax under Section 501(a) of the Code or any individual retirement plan as defined in Section 7701(a)(37) of the Code

        B—The United States or any of its agencies or instrumentalities

        C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

        D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

        E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

        F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

        G—A real estate investment trust

        H—A regulated investment company as defined in Section 851 of the Code or an entity registered at all times during the tax year under the Investment Company Act of 1940

        I—A common trust fund as defined in Section 584(a) of the Code

        J—A bank as defined in Section 581 of the Code

        K—A broker

        L—A trust exempt from tax under Section 664 of the Code or described in Section 4947(a)(1) of the Code

        M—A tax exempt trust under a Section 403(b) plan or Section 457(g) plan

        Privacy Act Notice.    Section 6109 of the Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under Section 3406 of the Code, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Penalties.

        (1)    Penalty for Failure to Furnish Taxpayer Identification Number.    If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)    Civil Penalty for False Information with Respect to Withholding.    If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

        (3)    Criminal Penalty for Falsifying Information.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        (4)    Misuse of Taxpayer Identification Number.    If the requester discloses or uses Taxpayer Identification Numbers in violation of federal law, the requester may be subject to civil or criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

QuickLinks

  Exhibit 99.5
TAX GUIDELINES GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9